UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13115 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2015, Applied Optoelectronics, Inc. (the “Company”) entered into a Credit Facility Agreement (the “Credit Facility”) with CTBC Bank Co. Ltd. in Taipei, Taiwan (the “Bank”) for 90,000,000.00 NTD (New Taiwan Dollars), one year revolving credit facility. Borrowings under the Credit Facility will be used for general corporate purposes.

The Company’s obligations under the Credit Facility are unsecured. Borrowings under the Credit Facility will bear interest at a rate based on the Bank’s corporate interest rate swap index plus 1.5%, adjusted monthly. As of the execution of the Credit Facility the Bank’s corporate interest rate swap index is 0.91%. The Credit Facility contains representations and warranties, affirmative, restrictive and financial covenants, and events of default (applicable to the Company) which are customary for credit facilities of this type.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Loan Agreement, dated January 6, 2015, between Applied Optoelectronics, Inc. and CTBC Bank Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo,
	Title:	General Counsel and Secretary